EX-10.1


     EMPLOYMENT AGREEMENT, dated July 10, 2007 (the "AGREEMENT"), between Synovics Pharmaceuticals, Inc. (the "COMPANY"), and Steve Getraer (the "EMPLOYEE").
     ----------------------------------------------------------------------


     The Company wishes to employ Employee, and Employee wishes to be employed by the Company, pursuant to the terms set forth in this Agreement.

     The parties desire to set forth the terms upon which the Employee will be employed by the Company.

     The parties hereby agree as follows:

     1. WORKING RELATIONSHIP.

     1.01. EMPLOYMENT. Commencing on the date of this Agreement (the "EFFECTIVE DATE"), the Company shall employ the Employee, and the Employee shall serve the Company, as Executive Vice President and Chief Financial Officer ("CFO"). In such capacity (a) Employee shall report to, and follow the directions of, the Board of Directors (the "BOARD") and the Chief Executive Officer of Synovics Pharmaceuticals, Inc., a Nevada corporation (the "COMPANY"), (b) perform and carry out such duties and responsibilities that are reasonably consistent with Employee's position and responsibilities and this Agreement, and (c) perform and discharge such additional duties and responsibilities as may be determined from time to time by the Chief Executive Officer ("CEO").

     1.02. FULL TIME. Commencing on the date of this Agreement, the Employee shall devote his full and exclusive business time, as provided in Section 6.01 of this Agreement, and energies to the performance of his duties to the Company pursuant to this Agreement, which duties shall be performed diligently and in a professional manner. Nothing in this Agreement shall prevent the Employee from devoting reasonable time and attention to personal, public and charitable affairs, as long as such activities do not interfere with the effective performance of his duties hereunder.

     1.03. TERM. The Employee's employment hereunder shall commence as of the Effective Date and except as otherwise provided in Section 5 hereof, shall continue for three (3) years following the date hereof (the "INITIAL TERM"). Thereafter, this Agreement shall continue, together with any such subsequent employment term(s), (being also referred to herein as the "TERM"), unless the Employee or Company shall have provided a written notice of termination electing not to renew the Term to the other party at least sixty (60) days prior to such scheduled expiration. Upon the expiration or non-renewal of the Term pursuant to this Section 1.03 or its termination pursuant to Section 5 hereof, inclusive, the Employee shall be released from all duties hereunder (except as set forth in Sections 5 and 6 hereof) and the obligations of Company to Employee shall be as set forth in Section 5 hereof only.

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     2. SALARY AND BONUSES.

     2.01. SALARY. The Company shall pay a base salary to the Employee at a rate of US$265,000 per calendar year (pro-rated for periods of less than a full calendar year) (the "BASE SALARY"), payable to the Employee in bi-weekly installments in accordance with the Company's standard salary payment policies. The Company agrees that Employee's Base Salary shall increase fifteen thousand dollars ($15,000.00) commencing on the thirteenth (13th) month following the Effective Date and shall increase an additional fifteen thousand dollars ($15,000.00) commencing on the twenty-fifth (25th) month following the Effective Date. Any subsequent salary increases mutually agreed upon by the Company and the Employee (each in their discretion) shall be documented in writing, and shall be deemed to amend this Section 2.01.

     2.02. BONUSES. (a) Following the end of each fiscal year during the Term, wholly subject to the discretion of the Board (or any committee of the Board delegated authority over employee compensation matters) based upon the Employee's performance during such fiscal year and/or other criteria as the Board may deem appropriate, including the Company's earnings, financial condition, rate of return on equity and compliance with regulatory requirements., the Company may award the Employee a bonus (the "BONUS") payable in cash or in shares of common stock, par value $0.001 of the Company (the "COMMON STOCK"), at the option of the Company, for the relevant fiscal year (pro-rated for periods of less than a full fiscal year). If any portion of the Bonus is paid in shares of Common Stock, the Company shall pay Employee from the Bonus an amount in cash sufficient to cover any personal Federal, State and local tax liability arising out of the payment of any portion of the Bonus paid in shares of Common Stock, assuming the highest marginal tax rate payable by a resident of the State of residence of the Employee ("TAX LIABILITY PAYMENT"), it being understood that in no event will the Employee receive a combined payment of cash, shares of Common Stock and Tax Liability Payment that is greater than the amount the Employee would have otherwise received if payment of the Bonus was made solely in cash. The Company does agree that Employee shall receive a guaranteed minimum bonus of ten percent (10%) of Base Salary during the first two (2) years of the Agreement. Notwithstanding anything to the contrary in this
Section 2.02 or Section 3, no annual bonus shall be deemed to have accrued or otherwise to have become payable for the purposes of this Agreement unless this Agreement shall not have been terminated prior to the end of the fiscal year in respect of which such bonus was to be awarded.

          (b) PAYMENT DATES. Each bonus payable pursuant to Section 2.02(a) shall paid on an annual basis, within seventy-five (75) days of the close of each fiscal year, provided, however, in the event that the audited financial statements of the Company with respect to a fiscal year are not completed within such seventy-five (75) day period, the Board shall make a good faith estimate of the amount owing pursuant to Section 2.02(b), if any, payable within such seventy-five day period (the "GOOD FAITH PAYMENT"). The Good Faith Payment shall be subject to (i) the Company's right to recover any overpayment, and (ii) the Employee's right to receive an additional payment, each upon completion of audited financials with respect to such fiscal year. Accordingly, in the case of overpayment to the Employee, the Employee shall be obligated to pay the Company an amount equal to the Good Faith Payment, less the amount owed pursuant to
Section 2.02(a), within ten (10) business days of receipt of written notice from the


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


Company of such overpayment; and, similarly, in the case of an underpayment to the Employee, the Company shall pay the Employee an amount equal to the amount owed pursuant to Section 2.02(a), less the Good Faith Payment, within ten (10) business days of the Board's final acceptance of audited financial statements from the Company's auditors.

          (c) Wholly subject to the discretion of the Board (or any committee of the Board delegated authority over employee compensation matters) based upon the Employee's performance during such fiscal year and/or other criteria as the Board may deem appropriate, including the Company's earnings, financial condition, rate of return on equity and compliance with regulatory requirements., the Company, in its sole discretion, may grant to Employee options to purchase shares of Common Stock or other equity securities of the Company pursuant to any equity compensation plan of the Company which the Employee is eligible to participate.

     2.03 STOCK OPTIONS. Effective upon the execution and delivery hereof, the Company has granted to Employee options (the "OPTIONS") to acquire an aggregate of 600,000 shares of Common Stock, exercisable for seven years at the initial exercise price of $2.00 per share, subject to adjustment for stock splits, stock dividends, reverse stock splits, and recapitalizations. The Options shall vest in three equal annual installments commencing on the first anniversary of the date of this Agreement. The shares of Common Stock issuable upon exercise of the Options and against payment as provided therein shall be validly authorized and issued, fully paid, and non-assessable. Notwithstanding other provisions of this
Section 2.03, if employee is Terminated Without Cause per Section 5.04(b) or there is a Change of Control per Section 5.03 prior to the end of the third anniversary of the Agreement, any and all remaining Options not previously vested shall be deemed to have been vested as of that date.

     3. EXPENSES; BENEFITS.

     3.01. EXPENSES. The Employee shall be entitled to reimbursement by the Company for all reasonable travel, lodging and other expenses actually incurred by the Employee in connection with the performance of his duties, against receipts or other appropriate written evidence of such expenditures as required by the appropriate Internal Revenue Service regulations or by the Company and such expenses shall be approved by the Company's Chief Executive Officer as a condition to reimbursement thereof. The Employee acknowledges that the Company's policies regarding the documentation of expenses for which reimbursement is sought may change from time to time, and the Employee agrees that he will comply with the Company's reasonable documentation requirements.

     3.02. BENEFITS. The Employee shall be entitled to participate in all health insurance and other benefit plans maintained by the Company for its employees, subject to applicable eligibility requirements and, in the case of benefit or incentive plans pursuant to which the grant or award of any benefit is at the discretion of the Board or other person, to the discretion of the Board or such other person. Nothing in the foregoing shall limit or restrict the Company's discretion to amend, revise or terminate any benefit or plan without notice to or consent of the Employee.


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


     4. VACATION AND PERSONAL DAYS. The Employee shall, upon reasonable notice to the Company, be entitled to up to twenty (20) business days of paid vacation and personal days during each calendar year, pro rated for periods of less than a full calendar year; PROVIDED, that the timing and duration of any particular vacation or personal day shall not interfere with the business of the Company or the effective performance of the Employee's duties hereunder, as reasonably determined in good faith by the Company's Chief Executive Officer or the Board.

     5. TERMINATION OF AGREEMENT. The Employee's employment shall terminate upon the occurrence of any one or more of the following events:

     5.01 DEATH. In the event of Employee's death, Employee's employment shall terminate on the date of his death.

     5.02 TERMINATION BY THE COMPANY. The Company may, at its option, terminate Employee's Employment for any reason, including for "Cause" or no reason whatsoever by giving a written notice to the Employee that indicates the specific reasons for termination relied upon by the Company. Such notice shall specify the date of termination, which date shall not be earlier than thirty
(30) days after such notice is given. For purposes of this Agreement, "CAUSE" shall mean (i) the Employee's indictment of a felony or a crime involving dishonesty, act of moral turpitude, fraud (including securities fraud) or embezzlement, (i) commission of an act of willful misconduct or gross negligence by the Employee resulting in a material loss to the Company, (ii) the Employee's willful or grossly negligent commission of an act which constitutes a Competitive Activity, or (iii) a material breach by the Employee of any covenant or obligation under this Agreement or written policy of the Company (unless such policy conflicts with this Agreement), unless cured within thirty (30) days following the delivery of written notice thereof to the Employee; (iv) the Employee's habitual or willful neglect or disregard of directives of the Board of Directors, unless cured within thirty (30) days following the delivery of written notice thereof to the Employee; (v) unauthorized appropriation of a material business opportunity of the Company by the Employee, including securing any personal profit in connection with any transaction entered into on behalf of the Company; (vi) misappropriation by the Employee of the Company's funds or property that has a material adverse affect on the business or operations of the Company; (vii) any finding by the Securities and Exchange Commission pertaining to the Employee which could reasonably be expected to impair or impede Company's ability to maintain itself as a publicly-traded company; or (viii) any material misstatement is provided by the Employee for inclusion in any regulatory report or public filing of the Company. For purposes hereof, whether or not the Employee has committed an act of the type referred to in clauses (i) through
(ix) above will be determined by the Board in its reasonable, good faith discretion; PROVIDED, HOWEVER, that Employee will be given reasonable notice and the opportunity to be heard prior to any such Board determination. Any termination by the Company of the Employee's employment with the Company that does not meet the criteria set forth in this definition (determined as set forth in the immediately preceding sentence) shall be deemed to be without Cause for purposes of this Agreement.


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     5.03 EMPLOYEE TERMINATION.  The Employee may, at his option,  terminate his employment for any reason, including for "Good Reason" or no reason whatsoever by giving a written notice to the Company that indicates the specific reasons for termination relied upon by the Employee. Such notice shall specify the date of termination, which date shall not be earlier than thirty (30) days after such notice is given. For purposes of this Agreement, "GOOD REASON" shall mean (i) any material breach by the Company of this Agreement that is not cured by the Company within thirty (30) days after written notice specifying in reasonable detail the nature of such material breach is provided to the Company by the Employee or (ii) a Change of Control. For purposes hereof, whether or not the Employee has Good Reason to terminate his employment by the Company pursuant to clause (i) above will be determined by the Board in its reasonable, good faith discretion, based upon the facts known to the Board at the relevant time. Any termination by the Employee of his employment with the Company that does not meet the criteria set forth in this definition (determined as set forth in the immediately preceding sentence) shall be deemed to be without Good Reason for purposes of this Agreement. For purposes of this Agreement, "CHANGE OF CONTROL" shall mean (i) the acquisition of Company pursuant to a consolidation of Company with, or merger of Company with or into, any other person or entity with the result of which the holders of the Company's voting stock immediately prior to such transaction hold less than fifty (50%) percent of the combined voting power after giving effect to such transaction; (ii) the sale of all or substantially all of the assets or capital stock of Company to any other person or entity;
(iii) securities of Company representing greater than fifty (50%) percent of the combined voting power of Company's then outstanding voting securities are acquired by a person or entity, or group of related persons or entities, in a single transaction or series of related transactions, or (iv) the voting in of an independent slate of Directors for the Board of Directors, not put forth by the existing Board, which results in a change in the majority and gives effective control of Directors on the Board by the new independent slate.


     5.04 OBLIGATIONS OF COMPANY FOLLOWING TERMINATION OF THE TERM. Following termination of Employee's employment under the respective circumstances described below, Company shall pay to Employee or his estate, as the case may be, the following compensation and provide the following benefits in full satisfaction and final settlement of any and all claims and demands that Employee now has or hereafter may have hereunder against Company. The Employee acknowledges that any non-renewal or expiration of this Agreement shall not be deemed an event of termination that would trigger any obligations of Company pursuant to this Section 5.

          (a) TERMINATION FOR CAUSE BY THE COMPANY OR TERMINATION BY EMPLOYEE FOR ANY REASON OTHER THAN GOOD REASON. In the event that Employee's employment is terminated by Company for Cause pursuant to Section 5.02 or the Employee terminates his employment with the Company for any reason pursuant to Section 5.03, (i) the Company shall pay to the Employee, payable in accordance with the Company's regular payroll practices, an amount equal to any unpaid but earned Base Salary through the date of termination, (ii) the Company shall reimburse Employee for any unpaid expenses pursuant to Section 3.01 hereof; PROVIDED, THAT the Employee has provided the Company within forty-five (45) days of the date of termination receipts or other appropriate written evidence of such expenditures as required by the


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


appropriate Internal Revenue Service regulations or by the Company and such expenses had been approved by the Company's Chief Executive Officer, and (iii) any unpaid Bonus approved by the Board (or any committee of the Board delegated authority over employee compensation matters).

          (b) TERMINATION WITHOUT CAUSE BY THE COMPANY OR DEATH OF THE EMPLOYEE OR TERMINATION BY THE EMPLOYEE FOR GOOD REASON. In the event that Employee's employment is terminated by Company pursuant to Section 5.02 hereof for any reason other than for "Cause" or by reason of Employee's death pursuant to
Section 5.01 hereof or by the Employee for "Good Reason" pursuant to Section 5.03, (i) the Company shall pay to the Employee, subject to the Employee's continued compliance with the terms of Sections 6 hereof, and delivery of a Release (as provided below), the Severance Amount, (ii) the Company shall pay to the Employee, payable in accordance with the Company's regular payroll practices, an amount equal to any unpaid but earned Base Salary through the date of termination and (iii) the Company shall reimburse Employee for any unpaid expenses pursuant to Section 3.01 hereof; PROVIDED, THAT the Employee has provided the Company within forty-five (45) days of the date of termination receipts or other appropriate written evidence of such expenditures as required by the appropriate Internal Revenue Service regulations or by the Company and such expenses had been approved by the Company's Chief Executive Officer. For purposes hereof, "SEVERANCE AMOUNT" shall mean the Base Salary in effect for a period of twelve months. Any payments made in accordance with this Section 5.04(b) shall be made in accordance with Company's regular payroll practices and shall be subject to Employee's compliance with Section 6 of this Agreement. The breach by Employee of any provision of Section 6 shall result in a forfeiture of any unpaid portion of the Severance Amount. It shall be a condition to payment of the Severance Amount that the Employee (or his estate) shall execute and deliver a release, in form and upon terms satisfactory to the Company, of any claims and causes of action against the Company (the "RELEASE"), and that all time periods imposed by law permitting cancellation or revocation of such release by the Employee shall have passed or expired.

     5.05 OTHER REMEDIES. Nothing in this Section 5 shall limit or restrict Company from pursuing or obtaining any other remedies that may be available to it in law, contract or otherwise, in addition to the remedies set forth herein, in response to any improper conduct of the Employee, or conduct in violation of the parties' agreements.

     5.06 TERMINATION OF COMPENSATION. Except as otherwise required by non-waivable provisions of applicable law, the Employee's right to compensation payable pursuant to Sections 2, 3 and 5 shall, except with respect to amounts which have accrued and are payable pursuant to Sections 2 and 3 as of the termination of this Agreement, terminate upon termination of this Agreement, and no further amounts shall accrue or be payable under this Agreement pursuant to such Sections.

     5.07 TERMINATION OF EMPLOYMENT; RESIGNATION OF AUTHORITY. The Employee's employment by the Company shall terminate simultaneously with the termination of this Agreement for any reason. Effective as of the termination of employment for any reason, the Employee shall resign, in writing, from all other positions then held by the Employee with the Company and its affiliates, if any.


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     5.08  RETURN  OF  PROPERTY.  Promptly  following  the  termination  of this
Agreement by any party for any reason, the Employee and his legal or personal representatives shall promptly return to the Company at its principal offices any and all information, documents and other materials relating to or containing Proprietary Information (as defined in Section 6) which are, and any and all other property of the Company which is, in the Employee's possession, care or control, regardless of whether such materials were created or prepared by the Employee and regardless of the form of, or medium containing, such property, information, documents or other materials.

     6. COVENANTS OF EMPLOYEE.

     6.01 DEVOTION TO DUTIES. The Employee shall devote his full time and energies to the business, operations and activities of the Company and shall not engage in outside business interests or activities if such activities materially interfere with the performance of his duties.

     6.02 NON-DISCLOSURE AND ASSIGNMENT OF PROPRIETARY INFORMATION. The Employee acknowledges that all Proprietary Information is the exclusive property of the Company or the party that disclosed or delivered such information to the Company. The Employee shall not use or disclose any Proprietary Information, directly or indirectly, except as authorized by the Company in writing, or as needed in connection with the Employee's assigned duties, and the Employee shall promptly notify the Company of any unauthorized release of Proprietary Information. The Employee agrees that all Proprietary Information developed as a direct or indirect result of his efforts on behalf of the Company during any period of the Employee's employment with the Company shall be and shall remain the exclusive property of the Company, and that the Employee shall have no ownership interests therein. To the extent the Employee may have any interest in such developed Proprietary Information, the Employee agrees to assign, and hereby does assign and transfer, any such rights, title and interest to the Company. The Employee agrees to cooperate fully with the Company in taking such actions as may be necessary to allow the Company to secure patent, copyright, trademark, trade name or other protections for any such Proprietary Information.

     6.03 NON-COMPETITION.

     (a) During the Term, the Employee shall not, directly or indirectly, participate, engage or assist in any Competitive Activities.

     (b) From the end of the Term until the first anniversary of the end of the Term, the Employee shall not, directly or indirectly, participate, engage or assist in any Competitive Activities in the United States of America; provided that if the Company does not renew the Term beyond the Initial Term or any subsequent Term, then this Section 6.03(b) shall not apply.

     6.04 NON-SOLICITATION. Prior to the first anniversary of the end of the Term, the Employee shall not directly or indirectly solicit, recruit or hire any
(a) Person employed or retained as consultants or other independent contractors by the Company or its subsidiaries or affiliates, (b) customers, clients, strategic partners, vendors or suppliers of the Company or any of its subsidiaries or affiliates, or (c) any other Person with whom or which the Company or any of its subsidiaries or affiliates maintains a commercial relationship, or encourage any such Person or entity described above to terminate or adversely alter their relationship with the Company


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     6.05 NON-DETRIMENTAL  CONDUCT. Prior to the first anniversary of the end of the Term, the Employee shall not, directly or indirectly, engage in any action, activity or course of conduct (including the making of any unprivileged oral or written statement) which is, or is reasonably likely to be, detrimental in any material respect to the business, operations, activities or reputation of the Company.

     6.06 DEFINITIONS. For purposes of this Section 6 the following terms shall have the following definitions:

          (a) "COMPETITIVE ACTIVITIES" means the following activities or businesses: (i) developing, producing, marketing, selling or distributing drugs of any type or dietary supplements or services that compete with the business, operations or activities of the Company or any of its subsidiaries or affiliates; (ii) actively soliciting or endeavoring to cause any Person who or which is or was a customer, supplier, service provider or vendor of the Company or any of its subsidiaries or affiliates at any time during the Term to terminate or adversely alter the volume or nature of their business relationship with the Company or any of its subsidiaries or affiliates (including without limitation, to use any products or services that compete with the business, operations or activities of the Company or any of its subsidiaries or affiliates if offered by anyone other than the Company or any of its subsidiaries or affiliates); and (iii) causing or assisting any Person or entity in any way to do, or attempt to do, anything prohibited by clauses (i) or (ii) above, directly or indirectly.

          (b) "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any other entity, including a governmental entity or any department, agency or political subdivision thereof.

          (c) "PROPRIETARY INFORMATION" means any information of a confidential or proprietary nature pertaining to the Company or any of its subsidiaries or affiliates, or to the business, operations or activities of the Company or any of its subsidiaries or affiliates, whether or not reduced to writing, that the Employee, during the Term, knows of, has access to or develops in whole or in part and includes, without limitation, the following: (i) any patents, copyrights, trademarks, trade names, trade secrets, know-how, inventions or discoveries (whether patentable or not), or any application or license for any of the foregoing, whether acquired on or prior to the Effective Date or subsequently thereafter; (ii) any plans, strategies (including economic and market research selection and analysis strategies and data), processes, tactics, techniques, policies and resolutions; (iii) any information regarding litigation or negotiations; (iv) any financial information, cost and performance data and any debt arrangements, equity ownership or securities transaction information;
(v)  any  technical  information,   technical  drawings  and  designs,  computer
software, source and object code; (vi) any personnel information, personnel lists, resumes, personnel data, organizational structure, compensation and performance evaluations; (vii) any customer, vendor or supplier information;
(viii) any information regarding the existence or terms of any agreement or relationship between the Company or any of its subsidiaries or affiliates and any other party; (ix) any other information or material relating to the business or activities of the Company which is not generally known to others engaged in similar businesses or activities; and (x) any of the information or material


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described  herein  that is the  property  of any other  Person or firm which has revealed or delivered such information or material to the Company or any of its subsidiaries or affiliates pursuant to a relationship (contractual or otherwise) with the Company or any of its subsidiaries or affiliates. "Proprietary Information" shall not include any information or material of the type described herein to the extent that such information or material (A) is or becomes publicly known through no act on your part in violation of this Agreement, (B) is required to be used or disclosed by applicable law or governmental order or process, or (C) is known to or developed by the Employee prior to his employment by the Company. The failure to mark any of the Proprietary Information as confidential shall not affect its status as Proprietary Information.

     6.07 IRREPARABLE HARM. The Employee acknowledges the valuable and unique nature of the Proprietary Information and Company's relationships with its customers, prospective customers and employees, and admits that a breach of any of the covenants contained in this Section 6 may cause the Company irreparable harm, for which money damages may be inadequate or difficult or impossible to ascertain. The Employee therefore waives (and is estopped from asserting in a court of law or equity) any argument that the breach, or threatened breach, of any of the covenants contained in this Section 6 does not constitute irreparable harm for which an adequate remedy at law is unavailable. Nothing contained in this Section 6 or elsewhere in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for a breach, or threatened breach, by the Employee of any of the covenants contained in this Section 6.

     7. SECTION 409A. Notwithstanding any provision of this Agreement to the contrary, if the Employee is a "specified employee" as defined in Section 409A of the Internal Revenue Code of 1986, as amended and the regulations issued or to be issued by the Department of the Treasury thereunder ("SECTION 409A"), the Employee shall not be entitled to any payments upon a termination of employment until the earlier of (i) the date which is six months after the termination of employment for any reason other than death or (ii) the date of Employee's death and the first such payment shall equal the sum of all payments that would have been made from the date of termination to the date of such first payment were it not for the delay in payment for Section 409A purposes.

     8. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the matters set forth herein, and supersedes all prior agreements or understandings among the parties with respect to such matters.

     9. DESCRIPTIVE HEADINGS. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     10. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing, and shall be sufficient if delivered personally or sent by telecopy (with confirmation of receipt) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          If to the Employee:            Steven Getraer
                                         Flat 14,
                                         13 Cannon Hill,
                                         London, England N14 7DJ
                                         Facsimile: ___________

          If to the Company:             Synovics Pharmaceuticals, Inc.
                                         2575 East Camelback Road
                                         Suite 450
                                         Phoenix, Arizona   85016
                                         Facsimile: 602-508-0112

          With a copy to:                Reitler Brown & Rosenblatt LLC
                                         800 Third Avenue
                                         21st Floor
                                         New York, New York 10022
                                         Attention: Robert S. Brown, Esq.
                                         Facsimile: (212) 371-5500

or to such other address or telecopy number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Each such notice, request or communication shall be effective when received or, if given by mail, when delivered at the address specified in this Section 10 or on the fifth business day following the date on which such communication is posted, whichever occurs first.

     11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     12. BENEFITS OF AGREEMENT. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is for the sole benefit of the parties hereto and not for the benefit of any third party.

     13. AMENDMENTS AND WAIVERS. No modification, amendment or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the parties hereto. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which it is given.

     14. ASSIGNMENT. This Agreement and the rights and obligations hereunder shall not be assignable or transferable without the prior written consent of the Company. Any instrument purporting to make an assignment in violation of this
Section 14 shall be void and of no effect.

     15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS).

     16. CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL COURT OR STATE COURT OF NEW YORK LOCATED IN NEW YORK CITY AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE LITIGATED EXCLUSIVELY IN SUCH COURTS. EACH OF THE PARTIES HERETO AGREES NOT TO COMMENCE ANY LEGAL PROCEEDING RELATED HERETO EXCEPT IN SUCH COURT. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION WHICH HE OR IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     17. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT HE OR IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT HE OR IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

     18. WITHHOLDING. The payment of any amount pursuant to this Agreement, including, without limitation, pursuant to Sections 2, 3 and 5, shall be subject to any applicable withholding and payroll taxes, which may be deducted by the Company in its sole discretion.

     19. ADVICE OF COUNSEL. The Employee represents and warrants that he has had full opportunity to seek advice and representation by independent counsel of his own choosing in connection with the interpretation, negotiation and execution of this Agreement.

     20. ENFORCEABILITY. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, then such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

     21. EMPLOYMENT REPRESENTATIONS AND WARRANTIES. The Employee hereby represents, warrants and acknowledges to, and agrees with, the Company as follows: (a) the Employee is not presently subject to any employment or other agreement with any other person or entity (whether or not engaged in the securities or investment advisory business) which will limit or restrict his ability to carry out the terms of this Agreement and to devote his business energies on a full-time basis to the Company under this Agreement; (b) the Company has not solicited the Employee to leave his prior employment, and Employee first contacted the Company to offer it his services; (c) the Employee is not now and has not been subject to any orders, findings, or judgments of any securities industry or other regulatory body and knows of no prior, threatened or pending investigatory or disciplinary action against him by any such body;
(d) the Employee is not subject to any claims or arbitration proceedings against him arising from any prior securities activities; (e) the Employee has had sufficient experience and knowledge in the intended activities to undertake and perform his obligations under this Agreement; (f) the execution and delivery by the Employee of this Agreement, and the Employee's performance of his duties to the Company pursuant hereto, will not breach the terms of, or require the giving of notice under, any other agreement to which the Employee is a party or is bound; (g) the Employee shall not violate any non-competition, non-solicitation or non-disclosure covenant by which the Employee is bound, or use or disclose any confidential or proprietary information obtained in connection with the Employee's employment by any previous employer, in connection with his employment by the Company; (h) the Employee has disclosed to the Company in full detail all non-competition, non-solicitation and non-disclosure covenants by which the Employee is bound as of the commencement of this Agreement.

     22. SURVIVAL OF PROVISIONS. Notwithstanding anything to the contrary in this Agreement, the provisions of Sections 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 19, 20, 21 and this Section 22 shall survive the termination of this Agreement (regardless of the manner or basis of termination) in accordance with their terms.


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                                       12

          IN WITNESS WHEREOF, the parties hereto have executed, or have caused their duly authorized representative to execute, this Employment Agreement as of the date first written above.

                                               SYNOVICS  PHARMACEUTICALS, INC.


                                               By: /s/ RONALD H. LANE
                                                   -----------------------------
                                                   Ronald Howard Lane, Ph.D.
                                                   Chief Executive Officer



                                               EMPLOYEE:


                                               /s/ STEVE GETRAER
                                                   -----------------------------
                                                   Steve Getraer